Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com
NEWS RELEASE

Wilshire Bancorp Reports Net Income of $11.5 Million or
$0.16 Earnings per Share for Second Quarter 2013

LOS ANGELES, July 22, 2013 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire State Bank (the “Bank”), today reported net income available to common shareholders of $11.5 million, or $0.16 per diluted common share, for the quarter ended June 30, 2013.  This compares to net income available to common shareholders of $22.1 million, or $0.31 per common share, for the same period of the prior year, and net income of $11.6 million, or $0.16 per common share, for the first quarter of 2013.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We delivered another strong performance in the second quarter that reflects the consistent earnings power of the Company.  We generated an annualized return on assets of 1.67% and an annualized return on equity of 13.0%.  In addition, pre-tax, pre-provision income for the second quarter of 2013 was $17.0 million, a 38% increase from $12.4 million for the second quarter of 2012.  We saw a continuation of most of the trends we have experienced over the past several quarters, most notably low credit costs, slight compression in our net interest margin, stable expense levels and modest loan growth.”

“As we indicated at the beginning of 2013, one of our top priorities was to be more active in our deployment of excess capital to create additional value for our shareholders.  Our actions in the second quarter of 2013 reflect our efforts to achieve this goal.  We returned cash to shareholders through the implementation of a stock repurchase program and also reinstated our quarterly cash dividend.  In addition, we announced two acquisitions — BankAsiana in the New York/New Jersey market and Saehan Bancorp in the Los Angeles market — that will expand our franchise and increase our earnings power in the years ahead.  Following these actions, we expect to continue to be well capitalized and have the flexibility to continue returning capital to shareholders and reinvesting in our business,” said Mr. Yoo.

Q2 2013 Summary

•         Net income available to common shareholders totaled $11.5 million or $0.16 per diluted common share

•         Total revenue of $34.1 million, an increase of 4.0% from the second quarter of 2012

•         Return on average assets of 1.67%; return on average equity of 12.95%

•         Operating efficiency ratio of 50.1% for Q2 2013 compared to 50.5% for Q1 2013

•         Loans receivable totaled $2.09 billion at June 30, 2013, an increase of 2.1% from $2.05 billion at March 31, 2013

•         Continued improvement in credit quality resulted in no provision for losses on loans and loan commitments for Q2 2013

•         Declared cash dividend of $0.03 per common share

•         Repurchased 651,412 shares of common stock as part of the Company’s stock repurchase program

•         Announced acquisitions of BankAsiana in New Jersey and Saehan Bancorp in Los Angeles

STATEMENT OF OPERATIONS

Pre-Tax, Pre-Provision Income

Pre-tax, pre-provision income (PTPP) was $17.0 million for the second quarter of 2013, compared with $12.4 million in the second quarter of 2012, and $17.0 million in the first quarter of 2013.  PTPP is a Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of PTPP to net income.

Net Interest Income and Margin

Net interest income before credit for losses on loans and loan commitments totaled $25.8 million for the second quarter of 2013, an increase of 6.2% from $24.2 million for the second quarter of 2012, and increased from $25.6 million in the first quarter of 2013.  The increase from the prior periods was primarily due to a reduction in interest expense on deposits.

Net interest margin was 4.06% for the second quarter of 2013, compared to 4.13% in the second quarter of 2012, and 4.09% for the first quarter of 2013. The decrease in net interest margin from the first quarter of 2013 was primarily due to lower yields on newly originated loans, partially offset by a reduction in the cost of deposits.

Loan yields decreased to 5.10% for the second quarter of 2013 from 5.21% for the first quarter of 2013 due to new loans that were originated at rates that were lower than that of the existing portfolio, as a result of the low interest rate environment and competitive landscape within the banking industry.  The total cost of deposits declined to 0.51% for the second quarter of 2013, down from 0.53% for the first quarter of 2013.  The reduction in the total cost of deposits is primarily attributable to an increase in non-interest bearing deposits as a percentage of total deposits.

Non-Interest Income

Total non-interest income was $8.3 million for the second quarter of 2013, compared to $8.5 million for the second quarter of 2012, and $8.7 million for the first quarter of 2013.  The decrease from the prior quarter was primarily due to lower net gain on sales of loans during the second quarter of 2013.

The $3.1 million in net gains on sales of loans recognized in the second quarter of 2013 was substantially all gains from the sale of SBA loans.  During the second quarter of 2013, the Company sold $30.6 million in SBA loans, an increase from $30.3 million during the first quarter of 2013.

Non-Interest Expense

Total non-interest expense was $17.1 million for the second quarter of 2013, compared with $20.4 million for the second quarter of 2012, and $17.3 million for the first quarter of 2013.

Total salaries and employee benefits expense was $9.5 million for the second quarter of 2013, compared with $9.0 million for the second quarter of 2012, and $8.8 million for the first quarter of 2013.  The increase from the prior quarter was due to an increase in accrual for bonuses and company-wide salary increases that took effect in the second quarter of 2013.

Other non-interest expense for the second quarter of 2013 totaled $4.9 million, compared with $6.7 million in the second quarter of 2012, and $5.8 million for the first quarter of 2013.  The decrease from the second quarter of 2012 was primarily attributable to a decline in legal fees and regulatory assessment fees.  The decrease from the first quarter of 2013 was primarily attributable to a reduction in professional fees and expenses related to the Company’s bank owned life insurance plan.

The Company’s operating efficiency ratio was 50.1% for the second quarter of 2013, compared with 62.2% for the second quarter of 2012 and 50.5% for the first quarter of 2013.

Tax Provision

For the second quarter of 2013, the Company recorded a provision for income taxes totaling $5.5 million, reflecting an effective tax rate of 32.1%.  The effective tax rate is lower than historical rates primarily due to the generation of tax credits associated with the Company’s investment in affordable housing programs.

BALANCE SHEET

Total gross loans receivable, were $2.10 billion at June 30, 2013, compared to $2.06 billion at March 31, 2013.  The increase in total gross loans receivable during the second quarter of 2013 was primarily due to a $23.4 million increase in the commercial and industrial portfolio and a $19.6 million increase in the real estate secured portfolio.  Total cash and due from banks increased $75.7 million during the second quarter of 2013 to $162.6 million due to a large temporary increase of a customer’s business demand deposit account balance, a reduction in warehouse lending, and pay-down of investment securities. During the second quarter of 2013, the Company committed to fund two additional low income tax credit investments totaling $8.0 million.

The following table shows gross loans (excluding loan fees and allowance for loan losses) by loan type:

Loan Categories

	Quarter Ended
(Dollars In Thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Construction	$36,371	$34,030	$20,928	$20,311	$27,030
Real Estate Secured	1,715,567	1,695,980	1,692,273	1,629,951	1,622,786
Commercial & Industrial	337,057	313,645	284,318	288,585	297,807
Consumer	11,089	11,684	13,674	14,153	13,595
Gross Loans Receivable *	2,100,084	2,055,339	2,011,193	1,953,000	1,961,218
Held-For-Sale Loans	60,910	134,129	145,973	140,109	66,485
Total Gross Loans *	$2,160,994	$2,189,468	$2,157,166	$2,093,109	$2,027,703

* Gross loans receivable and total gross loans are not net of deferred fees and costs as is shown in the consolidated balance sheet presentation

The following table shows quarterly loan originations by loan type:

Loan Originations

	Quarter Ended
(Dollars In Thousands)	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012

Real Estate Secured	$93,606	48%	$86,839	45%	$157,901	60%	$80,700	39%	$81,782	33%
Commercial & Industrial	40,927	21%	55,096	29%	34,059	13%	40,683	19%	50,469	21%
Consumer	75	0%	537	0%	3,083	1%	1,805	1%	304	0%
SBA	40,209	21%	27,379	14%	38,700	15%	27,457	13%	37,989	16%
Residential Mortgage	20,022	10%	22,831	12%	30,624	11%	58,589	28%	74,673	30%
Total Loan Originations	$194,839	100%	$192,682	100%	$264,367	100%	$209,234	100%	$245,217	100%

Originations for the second quarter of 2013 increased slightly to $194.8 million compared to the first quarter of 2013.  Compared to originations for the quarter ended June 30, 2012, originations for the second quarter of 2013 declined largely due to the reduction in residential mortgage loans.  During the second quarter of 2012 the Company had a large increase in warehouse loan originations.

Total SBA loans held-for-sale at the end of the second quarter of 2013 totaled $59.7 million compared to $64.9 million at the end of the previous quarter.  The decision to retain or sell SBA loan production is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.  During the second quarter of 2013, the Company sold approximately $30.6 million in SBA loans compared to $30.3 million sold during the first quarter of 2013 and $25.1 million sold during the second quarter of 2012.

Total deposits were $2.18 billion at June 30, 2013, compared with $2.16 billion at March 31, 2013.  Increases in non-interest bearing demand deposits and savings and interest checking deposits were partially offset by decreases in time deposits.  At June 30, 2013, non-interest bearing demand deposits represented 28.6% of total deposits, compared with 23.6% at June 30, 2012.

CREDIT QUALITY

The Company has experienced improving credit trends for several quarters, most notably evidenced by decreases in criticized and classified loans.  In light of the continued improvement in credit quality, the Company determined that no provision for losses on loans and loan commitments was required for the second quarter of 2013.  The allowance for loan losses totaled $54.9 million, or 2.62% of gross loans (excluding loans held-for-sale), at June 30, 2013, compared to $58.6 million, or 2.85% of gross loans (excluding loans held-for-sale), at March 31, 2013.  The coverage ratio of the allowance for loan losses to non-performing assets was 197.9% at June 30, 2013, compared with 214.6% at March 31, 2013.

Non-Performing Loans

At June 30, 2013, total non-performing loans were $26.8 million, or 1.24% of total gross loans, compared to $26.1 million, or 1.19% of total gross loans, at March 31, 2013.  Non-performing covered loans (previously acquired loans covered under FDIC loss share agreements) totaled $5.4 million at June 30, 2013.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012

Construction	$5,467	$5,542	$5,644	$7,678	$8,139
Real Estate Secured	20,090	19,366	21,007	29,726	33,032
Commercial & Industrial	1,224	1,169	1,302	1,478	1,237
Total Non-Performing Loans	26,781	26,077	27,953	38,882	42,408

Gross Loan Charge-offs

Loan charge-offs for the second quarter of 2013 totaled $4.4 million, compared to $5.6 million in the first quarter of 2013.  The largest components of the second quarter 2013 loan charge-offs were two loans secured by carwash properties totaling $2.1 million. Covered loan charge-offs totaled $164 thousand for the second quarter of 2013.

Charge-offs by loan type are reflected in the table below:

LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012

Real Estate Secured	$3,545	$4,405	$1,776	$3,015	$2,930
Commercial & Industrial	746	1,183	1,224	112	511
Consumer	123	1	—	—	1
Total Loan Charge-Offs	$4,414	$5,589	$3,000	$3,127	$3,442

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012

30 - 59 Days Past Due	$4,993	$7,438	$3,059	$7,507	$9,157
60 - 89 Days Past Due	3,637	1,193	1,174	2,994	1,412
90 Days, and still accruing	126	1,000	—	—	923
Total Delinquent Loans	$8,756	$9,631	$4,233	$10,501	$11,492

TROUBLED DEBT RESTRUCTURED LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012

Real Estate Secured	$23,671	$23,588	$28,268	$28,524	$20,719
Commercial & Industrial	6,730	7,279	7,465	7,482	6,983
Total TDR Loans	$30,401	$30,867	$35,733	$36,006	$27,702

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012

Special Mention	$49,571	$74,553	$82,275	$94,716	$84,345
Substandard	138,319	144,521	157,192	165,473	178,290
Doubtful	6,722	9,301	6,856	7,344	8,721
Total Criticized and Classified Loans	$194,612	$228,375	$246,323	$267,533	$271,356

Classified Loans	$145,041	$153,822	$164,048	$172,817	$187,011

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	June 30, 2013	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	14.67%	5.00%	$266,347
Tier 1 Risk-Based Capital Ratio	18.73%	6.00%	$274,663
Total Risk-Based Capital Ratio	20.00%	10.00%	$215,706
Tangible Common Equity To Tangible Assets *	12.51%	N/A	N/A
Tangible Common Equity Per Common Share *	$4.92	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets

Dividend Reinstatement

The Company reinstated its quarterly dividend to common shareholders during the second quarter of 2013.  A cash dividend of $0.03 per common share was declared and a total amount of $2.1 million was paid on July 15, 2013 to shareholders of record at the close of business on June 30, 2013.

Share Repurchase Program

In March 2013, the Board of Directors of Wilshire Bancorp authorized the repurchase of up to 5% of the Company’s outstanding shares of common stock.  During the second quarter of 2013, the Company spent $4.3 million to repurchase 651,412 shares of its common stock at an average price of $6.56.  The 651,412 repurchased shares of common stock account for 18% of the total authorized amount and an additional 2.9 million shares can be repurchased before the program’s expiration.  However, the Company has no obligation to repurchase additional shares under this program and may suspend or discontinue it at any time.

Acquisition of BankAsiana and Saehan Bancorp

The Company agreed to acquire New Jersey-based BankAsiana and Los Angeles-based Saehan Bancorp.  Both acquisitions are expected to close by the end of 2013.  The acquisition of BankAsiana would expand the Company’s operations on the East Coast while the acquisition of Saehan Bank would help strengthen our operations in our primary market.

On a pro forma basis, including the pending acquisitions of BankAsiana and Saehan Bancorp, Wilshire Bancorp would have approximately $3.5 billion in total assets, $2.7 billion in net loans, and $2.8 billion in total deposits as of March 31, 2013.

CONFERENCE CALL

Management will host its quarterly conference call on July 23, 2013, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 877-703-6109 (domestic number) or 857-244-7308 (international number) and entering passcode #42187370.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 25 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The Company’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.  Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  Statements concerning future performance, events, financial condition, results of operations, plans or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other filings made from time to time with the SEC.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to, (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, and (17) general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in the Company’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time.  Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, the Company will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by the Company with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)

	June 30,	March 31,	Three Months	June 30,	Twelve Months
	2013	2013	% Change	2012	% Change
ASSETS:
Cash and Due from Banks	$162,553	$86,890	87%	$147,202	10%
Federal Funds Sold and Other Cash Equivalents	55,005	55,005	0%	60,004	-8%
Total Cash and Cash Equivalents	217,558	141,895	53%	207,206	5%

Investment Securities Available For Sale	303,836	336,569	-10%	298,364	2%
Investment Securities Held To Maturity	42	46	-9%	57	-26%
Total Investment Securities	303,878	336,615	-10%	298,421	2%

Total Loans Held-For-Sale	60,910	134,129	-55%	66,485	-8%

Real Estate Construction	35,513	33,275	7%	26,386	35%
Residential Real Estate	153,393	142,958	7%	117,318	31%
Commercial Real Estate	1,557,922	1,549,280	1%	1,502,273	4%
Commercial and Industrial	336,048	312,758	7%	297,049	13%
Consumer	11,068	11,666	-5%	13,580	-18%
Total Loans Receivable, Net of Deferred Fees and Costs	2,093,944	2,049,937	2%	1,956,606	7%
Allowance For Loan Losses	(54,937)	(58,577)	-6%	(89,134)	-38%
Loans Receivable, Net of Allowance for Loan Losses	2,039,007	1,991,360	-2%	1,867,472	9%

Accrued Interest Receivable	7,135	7,533	-5%	7,806	-9%
Due from Customers on Acceptances	293	162	81%	382	-23%
Other Real Estate Owned	982	1,219	-19%	4,351	-77%
Premises and Equipment	11,699	11,218	4%	12,248	-4%
Federal Home Loan Bank (FHLB) Stock, at Cost	13,280	11,933	11%	14,051	-5%
Cash Surrender Value of Life Insurance	22,225	22,074	1%	20,181	10%
Investment in affordable housing partnerships	45,511	38,334	19%	36,007	26%
Deferred Income Taxes	17,734	17,135	3%	6,115	190%
Servicing Assets	11,040	10,421	6%	9,505	16%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification Asset	5,311	4,954	7%	12,629	-58%
Other Assets	24,163	20,763	16%	21,865	11%
TOTAL ASSETS	$2,787,401	$2,756,420	1%	$2,591,399	8%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$624,770	$593,584	5%	$514,418	21%
Savings and Interest Checking	130,352	125,636	4%	129,157	1%
Money Market Deposits	625,204	623,103	0%	622,177	0%
Time Deposits in denomination of $100,000 or more	584,140	589,502	-1%	608,123	-4%
Other Time Deposits	217,832	230,733	-6%	306,123	-29%
Total Deposits	2,182,298	2,162,558	1%	2,179,998	0%

FHLB Borrowings	150,000	150,000	0%	—	0%
Acceptance Outstanding	293	162	81%	382	-23%
Junior Subordinated Debentures	61,857	61,857	0%	87,321	-29%
Accrued Interest Payable	2,072	2,056	1%	3,238	-36%
Other Liabilities	35,547	26,074	36%	31,404	13%
Total Liabilities	2,432,067	2,402,707	1%	2,302,343	6%

SHAREHOLDERS’ EQUITY:
Common Stock	160,932	164,915	-2%	164,480	-2%
Retained Earnings	191,823	182,405	5%	117,137	64%
Accumulated Other Comprehensive Income	2,579	6,393	-60%	7,439	-65%
Total Shareholders’ Equity	355,334	353,713	0%	289,056	23%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,787,401	$2,756,420	1%	$2,591,399	8%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	June 30, 2013	March 31, 2013	% Change	June 30, 2012	% Change

INTEREST INCOME
Interest and Fees on Loans	$26,970	$26,885	0%	$26,808	1%
Interest on Investment Securities	1,743	1,725	1%	1,560	12%
Interest on Federal Funds Sold	136	153	-11%	423	-68%
Total Interest Income	28,849	28,763	0%	28,791	0%

INTEREST EXPENSE
Deposits	2,750	2,849	-3%	4,015	-32%
FHLB Advances and Other Borrowings	345	362	-5%	532	-35%
Total Interest Expense	3,095	3,211	-4%	4,547	-32%

Net Interest Income Before Credit for Losses on Loans and Loan Commitments	25,754	25,552	1%	24,244	6%
Credit for Losses on Loans and Loan Commitments	—	—	0%	(10,000)	-100%

Net Interest Income After Credit for Losses on Loans and Loan Commitments	25,754	25,552	1%	34,244	-25%

NONINTEREST INCOME
Service Charges on Deposits	2,811	2,808	0%	3,238	-13%
Gain on Sales of Loans, Net	3,135	3,486	-10%	3,254	-4%
Gain on Sale/Call of Investment Securities	15	—	0%	—	0%
Other	2,371	2,411	-2%	2,022	17%
Total Noninterest Income	8,332	8,705	-4%	8,514	-2%

NONINTEREST EXPENSES
Salaries and Employee Benefits	9,548	8,805	8%	9,038	6%
FDIC Indemnification Impairment	—	—	0%	2,000	-100%
Occupancy & Equipment	2,038	2,040	0%	1,950	5%
Data Processing	583	675	-14%	717	-19%
Other	4,913	5,764	-15%	6,663	-26%
Total Noninterest Expenses	17,082	17,284	-1%	20,368	-16%

Income Before Income Taxes	17,004	16,973	0%	22,390	-24%
Income Taxes Provision	5,465	5,384	2%	215	2442%
NET INCOME	$11,539	$11,589	0%	$22,175	-48%

Preferred Stock Cash Dividend	—	—	0%	(29)	-100%
Accretion of Preferred Stock Discount	—	—	0%	(35)	-100%
Total Preferred Stock Related Adjustment	—	—	0%	(64)	-100%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,539	$11,589	0%	$22,111	-48%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.16	$0.16	0%	$0.31	-48%
Diluted Income Per Common Share	$0.16	$0.16	0%	$0.31	-48%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	70,944,626	71,295,673		71,285,870
Diluted	71,101,787	71,431,841		71,385,624

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Six Months Ended		Twelve Months
	June 30, 2013	June 30, 2012	% Change

INTEREST INCOME
Interest and Fees on Loans	$53,855	$53,929	0%
Interest on Investment Securities	3,468	3,085	12%
Interest on Federal Funds Sold	289	1,023	-72%
Total Interest Income	57,612	58,037	-1%

INTEREST EXPENSE
Deposits	5,599	8,269	-32%
FHLB Advances and Other Borrowings	707	1,085	-35%
Total Interest Expense	6,306	9,354	-33%

Net Interest Income Before Credit for Losses on Loans and Loan Commitments	51,306	48,683	5%
Credit for Losses on Loans and Loan Commitments	—	(10,000)	-100%

Net Interest Income After Credit for Losses on Loans and Loan Commitments	51,306	58,683	-13%

NONINTEREST INCOME
Service Charges on Deposits	5,619	6,464	-13%
Gain on Sales of Loans, Net	6,621	4,012	65%
Gain on Sale/Call of Investment Securities	15	3	400%
Other	4,782	4,422	8%
Total Noninterest Income	17,037	14,901	14%

NONINTEREST EXPENSES
Salaries and Employee Benefits	18,353	17,200	7%
FDIC Indemnification Impairment	—	2,000	-100%
Occupancy & Equipment	4,078	3,892	5%
Data Processing	1,258	1,449	-13%
Other	10,677	10,556	1%
Total Noninterest Expenses	34,366	35,097	-2%

Income Before Income Taxes	33,977	38,487	-12%
Income Taxes Provision (Benefit)	10,849	(139)	N/A
NET INCOME	$23,128	$38,626	-40%

Preferred Stock Cash Dividend	—	(830)	-100%
Accretion of Preferred Stock Discount	—	(1,158)	-100%
One-time Adjustment From Repurchase of Preferred Stock	—	3,389	-100%
Total Preferred Stock Related Adjustment	—	1,401	-100%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$23,128	$40,027	-42%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.33	$0.56	-42%
Diluted Income Per Common Share	$0.32	$0.56	-42%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,119,180	71,284,194
Diluted	71,262,224	71,344,150

(continued)

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012
AVERAGE BALANCES
Average Assets	$2,770,996	$2,726,058	$2,570,530
Average Equity	356,287	348,071	276,021
Average Net Loans	2,113,955	2,063,649	1,877,716
Average Deposits	2,170,628	2,135,445	2,169,831
Average Time Deposits in denomination of $100,000 or more	586,136	581,213	616,612
Average FHLB & Other Borrowings	150,000	150,044	0
Average Interest Earning Assets	2,555,295	2,517,165	2,365,217

	Six Months Ended
	June 30, 2013	June 30, 2012
AVERAGE BALANCES
Average Assets	$2,747,399	$2,606,256
Average Equity	352,202	295,500
Average Net Loans	2,088,941	1,866,513
Average Deposits	2,153,134	2,174,491
Average Time Deposits in denomination of $100,000 or more	583,688	631,387
Average FHLB & Other Borrowings	150,022	10,566
Average Interest Earning Assets	2,536,335	2,393,784

	Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012
PROFITABILITY
Annualized Return on Average Assets	1.67%	1.70%	3.45%
Annualized Return on Average Equity	12.95%	13.32%	32.14%
Efficiency Ratio	50.11%	50.45%	62.18%
Annualized Operating Expense/Average Assets	2.47%	2.54%	3.17%
Annualized Net Interest Margin	4.06%	4.09%	4.13%

	Six Months Ended
	June 30, 2013	June 30, 2012
PROFITABILITY
Annualized Return on Average Assets	1.68%	2.96%
Annualized Return on Average Equity	13.13%	26.14%
Efficiency Ratio	50.28%	55.20%
Annualized Operating Expense/Average Assets	2.50%	2.69%
Annualized Net Interest Margin	4.08%	4.10%

	June 30 ,2013	Cost of Funds	March 31 ,2013	Cost of Funds	June 30 ,2012	Cost of Funds
DEPOSIT COMPOSITION
Noninterest Bearing Demand Deposits	28.6%	0.00%	27.4%	0.00%	23.6%	0.00%
Savings & Interest Checking	6.0%	1.43%	5.8%	1.51%	5.9%	2.05%
Money Market Deposits	28.6%	0.63%	28.8%	0.63%	28.5%	0.83%
Time Deposits of $100,000 or More	26.8%	0.60%	27.3%	0.64%	27.9%	0.84%
Other Time Deposits	10.0%	0.78%	10.7%	0.80%	14.0%	1.01%
Total Deposits	100.0%	0.51%	100.0%	0.53%	100.0%	0.74%

	June 30 ,2013	March 31 ,2013	June 30, 2012
CAPITAL RATIOS
Tier 1 Leverage Ratio	14.67%	14.72%	13.62%
Tier 1 Risk-Based Capital Ratio	18.73%	18.72%	18.11%
Total Risk-Based Capital Ratio	20.00%	19.99%	19.41%
Total Shareholders’ Equity	$355,334	$353,713	$289,056
Book Value Per Common Share	$5.03	$4.96	$4.05
Tangible Common Equity Per Common Share *	$4.92	$4.85	$3.94
Tangible Common Equity to Tangible Assets **	12.51%	12.59%	10.88%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Balance at Beginning of Period	$58,577	$63,285	$74,353	$89,134	$99,826
Credit for Losses on Loans	—	—	(10,600)	(12,000)	(9,000)
Recoveries on Loans Previously Charged-off	774	881	2,532	346	1,750
Gross Loan Charge-offs	(4,414)	(5,589)	(3,000)	(3,127)	(3,442)
Balance at End of Period	$54,937	$58,577	$63,285	$74,353	$89,134

Net Loan Charge-offs/Average Total Loans	0.17%	0.23%	0.02%	0.14%	0.09%
Charge-offs/Average Total Loans	0.21%	0.27%	0.15%	0.16%	0.18%
Allowance for Loan Losses/Gross Loans *	2.62%	2.85%	3.15%	3.81%	4.54%
Allowance for Loan Losses/Legacy Wilshire Loans *	2.75%	3.01%	3.33%	4.08%	4.89%
Allowance for Loan Losses/Non-accrual Loans	206.10%	233.59%	226.40%	191.23%	214.86%
Allowance for Loan Losses/Non-performing Loans	205.13%	224.63%	226.40%	191.23%	210.18%
Allowance for Loan Losses/Non-performing Assets	197.88%	214.60%	210.73%	180.65%	190.62%

* Excluding loans held-for-sale

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranty Portions)

(Unaudited)

	Quarter Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Non-accrual Loans	$26,655	$25,077	$27,953	$38,882	$41,485
Loans 90 days or more past due and still accruing	126	1,000	—	—	923
Total Non-performing Loans	26,781	26,077	27,953	38,882	42,408

Total OREO	982	1,219	2,079	2,277	4,351

Total Non-performing Assets	$27,763	$27,296	$30,032	$41,159	$46,759

Total Non-performing Loans/Gross Loans	1.24%	1.19%	1.30%	1.86%	2.09%
Total Non-performing Assets/Total Assets	1.00%	0.99%	1.09%	1.57%	1.80%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Balance at beginning of period	$1,023	$1,023	$2,423	$2,423	$3,423
Credit for losses on off-balance sheet items	—	—	(1,400)	—	(1,000)
Balance at end of period	$1,023	$1,023	$1,023	$2,423	$2,423

	Six Months Ended
	June 30, 2013	June 30, 2012

Balance at beginning of period	1,023	$3,423
Credit for losses on off-balance sheet items	—	(1,000)
Balance at end of period	$1,023	$2,423

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	June 30, 2013			March 31, 2013			June 30, 2012
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS
LOANS:
Real Estate Loans	$1,815,010	$22,074	4.87%	$1,804,496	$22,435	4.97%	$1,671,048	$22,657	5.42%
Commercial Loans	351,460	4,061	4.62%	314,389	3,630	4.62%	295,630	3,657	4.95%
Consumer Loans	11,299	75	2.66%	12,827	80	2.50%	15,283	100	2.62%
Total Gross Loans	2,177,769	26,210	4.81%	2,131,712	26,145	4.91%	1,981,961	26,414	5.33%
Loan Fees toward Yield		760			740			394
Allowance for Loan Losses & Unearned Income	(63,814)			(68,063)			(104,245)
Net Loans	2,113,955	26,970	5.10%	2,063,649	26,885	5.21%	1,877,716	26,808	5.71%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	323,502	1,743	2.39%	324,261	1,725	2.37%	291,258	1,560	2.42%
Federal Funds Sold	117,838	136	0.46%	129,255	153	0.47%	196,243	423	0.86%
Total Investment Securities and Other Earning Assets	441,340	1,879	1.87%	453,516	1,878	1.83%	487,501	1,983	1.79%

TOTAL INTEREST-EARNING ASSETS	2,555,295	28,849	4.55%	$2,517,165	$28,763	4.60%	$2,365,217	$28,791	4.90%

Total Non-Interest Earning Assets	215,701			208,893			205,313
TOTAL ASSETS	$2,770,996			$2,726,058			$2,570,530

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$617,837	$971	0.63%	$623,471	$976	0.63%	$612,223	$1,267	0.83%
NOW	27,915	14	0.20%	25,958	12	0.19%	25,747	22	0.34%
Savings	101,263	447	1.77%	100,560	464	1.85%	102,348	633	2.47%
Time Deposits of $100,000 or More	586,136	884	0.60%	581,213	924	0.64%	616,612	1,293	0.84%
Other Time Deposits	223,256	434	0.78%	235,862	473	0.80%	318,400	800	1.01%
Total Interest Bearing Deposits	1,556,407	2,750	0.71%	1,567,064	2,849	0.73%	1,675,330	4,015	0.96%

BORROWINGS:
FHLB Advances and Other Borrowings	150,000	64	0.17%	150,044	80	0.21%	0	0	0.00%
Junior Subordinated Debentures	61,857	281	1.82%	61,857	282	1.82%	87,321	532	2.44%
Total Borrowings	211,857	345	0.65%	211,901	362	0.68%	87,321	532	2.44%

TOTAL INTEREST BEARING LIABILITIES	$1,768,264	$3,095	0.70%	$1,778,965	$3,211	0.72%	$1,762,651	$4,547	1.03%

Non-Interest Bearing Deposits	614,221			568,381			494,501
Other Liabilities	32,224			30,641			37,357
Shareholders’ Equity	356,287			348,071			276,021
TOTAL LIABILITIES AND EQUITY	$2,770,996			$2,726,058			$2,570,530

NET INTEREST INCOME		$25,754			$25,552			$24,244
.
NET INTEREST SPREAD			3.85%			3.88%			3.87%

NET INTEREST MARGIN			4.06%			4.09%			4.13%

* Tax equivalent ratios for investment securities

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Six Months Ended
	June 30, 2013			June 30, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,795,057	$44,176	4.92%	$1,668,133	$45,571	5.46%
Commercial Loans	347,752	8,024	4.62%	288,695	7,054	4.89%
Consumer Loans	12,059	155	2.57%	15,511	205	2.64%
Total Gross Loans	2,154,868	52,355	4.86%	1,972,339	52,830	5.36%
Loan Fees toward Yield		1,500			1,099
Allowance for Loan Losses & Unearned Income	(65,927)			(105,826)
Net Loans	2,088,941	53,855	5.16%	1,866,513	53,929	5.78%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities*	323,879	3,468	2.38%	299,872	3,085	2.34%
Federal Funds Sold	123,515	289	0.47%	227,399	1,023	0.90%
Total Investment Securities and Other Earning Assets	447,394	3,757	1.85%	527,271	4,108	1.72%

TOTAL INTEREST-EARNING ASSETS	$2,536,335	$57,612	4.57%	$2,393,784	$58,037	4.88%

Total Non-Interest Earnings Assets	211,064			212,472
TOTAL ASSETS	$2,747,399			$2,606,256

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$620,639	$1,947	0.63%	$597,967	$2,490	0.83%
NOW	26,941	26	0.19%	24,981	41	0.33%
Savings	100,914	912	1.81%	101,656	1,308	2.57%
Time Deposits of $100,000 or More	583,688	1,808	0.62%	631,387	2,740	0.87%
Other Time Deposits	229,524	906	0.79%	329,683	1,690	1.03%
Total Interest Bearing Deposits	1,561,706	5,599	0.72%	1,685,674	8,269	0.98%

BORROWINGS:
FHLB Advances and Other Borrowings	150,022	143	0.19%	10,566	6	0.11%
Junior Subordinated Debentures	61,857	564	1.82%	87,321	1,079	2.47%
Total Borrowings	211,879	707	0.67%	97,887	1,085	2.22%

TOTAL INTEREST BEARING LIABILITIES	$1,773,585	$6,306	0.71%	$1,783,561	$9,354	1.05%

Non-Interest Bearing Deposits	591,428			488,817
Other Liabilities	30,184			38,378
Shareholders’ Equity	352,202			295,500
TOTAL LIABILITIES AND EQUITY	$2,747,399			$2,606,256

NET INTEREST INCOME		$51,306			$48,683

NET INTEREST SPREAD			3.86%			3.84%

NET INTEREST MARGIN			4.08%			4.10%

(continued)

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012

Total shareholders’ equity	$355,334	$353,713	$289,056
Goodwill and other intangible assets, net	(7,572)	(7,642)	(7,854)
Tangible common equity	$347,762	$346,071	$281,202

Total assets	$2,787,401	$2,756,420	$2,591,399
Goodwill and other intangible assets, net	(7,572)	(7,642)	(7,854)
Tangible assets	$2,779,829	$2,748,778	$2,583,545

Common shares outstanding	70,697,944	71,296,956	71,287,518

PRE-TAX, PRE-PROVISION INCOME (PTPP) *

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012

Net Income	$11,539	$11,589	$22,111
Add Back - Income Tax Provision	5,465	5,384	215
Add Back - Credit for Losses on Loans and Loan Commitments	—	—	(10,000)
Pre-tax, Pre-Provision Income (PTPP)	$17,004	$16,973	$12,326

PTPP to Average Assets (Annualized)	2.45%	2.49%	1.92%

	Six Months Ended
	June 30, 2013	June 30, 2012

Net Income	$23,128	$38,626
Add Back - Income Tax Provision (Benefit)	10,849	(139)
Add Back - Credit for Losses on Loans and Loan Commitments	—	(10,000)
Pre-tax, Pre-Provision Income (PTPP)	$33,977	$28,487

PTPP to Average Assets (Annualized)	2.47%	2.19%

* Tangible Common Equity, Tangible Assets, and Pre-tax, Pre-provision Income are Non-GAAP financial measures.   Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)